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                                                                    Exhibit 10.3

                   NONEMPLOYEE DIRECTORS COMPENSATION PROGRAM
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RESOLUTION ADOPTED BY DIRECTORS ON APRIL 26, 1997:

          RESOLVED, that the Corporation pay each director of the Corporation who is not an employee of the Corporation or Ripplewood Holdings L.L.C. an annual retainer in the amount of $20,000, payable in Class A Common Shares.

RESOLUTIONS ADOPTED BY DIRECTORS ON MARCH 17, 1997:

          WHEREAS, at a meeting held on April 26, 1996, the Board of Directors approved a compensation program for the directors of the Corporation who are not employees of the Corporation or Ripplewood Holdings L.L.C. ("Ripplewood") under which each such director is entitled to an annual retainer in the amount of $20,000, payable in Class A Common Shares, without par value, of the Corporation ("Class A Shares"); and

          WHEREAS, at the time such program was approved, the timing of the payment of the annual retainer was not determined, and no retainer payments have yet been made;

          NOW, THEREFORE, IT HEREBY IS RESOLVED, that the $20,000 annual retainer payable to each director who is not an employee of the Corporation or Ripplewood shall be paid at or as soon as practicable after the date of each Annual Meeting of Shareholders to each such director who continues as a director following such meeting, by the issuance by the Corporation of Class A Shares with a value (based on the closing price of a Class A Share on the last trading day prior to such Annual Meeting) of $20,000, rounded to the nearest whole share.

          FURTHER RESOLVED, that if a director who is not an employee of the Corporation or Ripplewood is elected to the Board of Directors at any time other than at an Annual Meeting of Shareholders, such director shall receive as soon as practicable after such election a retainer payable by the issuance by the Corporation of Class A Shares with a value equal to $20,000, prorated for the period from the date of such election until the next Annual Meeting of Shareholders (based on the closing price of a Class A Share on the last trading day prior to such election), rounded to the nearest whole share.

          FURTHER RESOLVED, that the Corporation also shall issue to Messrs. Andrews, Diggs and Holmes, on or as soon as practical after the date of the 1997 Annual Meeting of Shareholders, a number of Class A Shares with a value equal to $20,000, prorated for the period from the earlier of the date he was elected as a director of the Corporation or April 26, 1996 until the date of the 1997 Annual Meeting of Shareholders (based on the closing price of a Class A Share on the last trading day prior to the 1997 Annual Meeting of Shareholders), rounded to the nearest whole share.